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                                     BYLAWS

                                       OF

                              PCT HOLDINGS, INC.,
                              A Nevada Corporation


                                   ARTICLE I

                                    OFFICES

    The principal office of the corporation in the State of Nevada shall be located in Clark County, State of Nevada. The Board of Directors may change the location of the principal office of the corporation and may, from time to time, designate other offices within or without the State of Nevada as the business of the corporation may require. The registered office of the corporation shall be the office of the registered agent of the corporation as required by the Nevada Revised Statutes Chapter 78 (the "Act"). The registered office of the corporation shall be maintained in the State of Nevada and may be, but need not be, identical with the principal office of the corporation in the State of Nevada, and the address of such registered office of the corporation, the agent's office, may be changed from time to time by the Board of Directors as provided in Section 78.095 of the Act.

                                   ARTICLE II

                                  SHAREHOLDERS

    1. Place of Shareholder Meetings. Shareholder meetings of the corporation shall be held at such suitable place convenient to the shareholders, either within the United States,

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whether for any annual meeting or special meeting of the
shareholders called by the Board of Directors.

    2. Annual Meeting. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before it shall be held at such place within the United States as shall be set forth in the notice of the meeting. The meeting shall be held on the first Tuesday of November of each and every year at 10:00 a.m. or at such other time as the directors shall designate.

    3. Special Meetings. Special meetings of the shareholders, other than those regulated by statute, for any purpose or purposes, may be called at any time by a majority of the directors or the president, and must be called by the president upon written request of the holders of ten percent (10%) of the outstanding shares entitled to vote at such special meeting. Special meetings of the shareholders shall be held within the United States as designated by the Board of Directors in the notice for the meeting.

    4. Notice of Shareholders' Meetings. The secretary of the corporation shall give personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting, written notice of the annual or special shareholders' meetings stating the place, date and hour of the meeting. In the case of a special shareholders' meeting, the notice shall also state the purposes for which it is called and the name of the person by

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whom or at whose direction the meeting is called. If mailed, the notice shall be addressed to the shareholder at his or her address as it appears on the record of the shareholders of the corporation unless he or she shall have filed with the secretary of the corporation a written request that notices intended for him or her be mailed to a different address, in which case it shall be mailed to the address designated in the request. In the case of a special shareholders' meeting no business other than that specified in the notice of the meeting shall be transacted at any such special meeting.

    5. Waiver of Notice. Whenever under the provisions of these Bylaws or of any statute any shareholder or director is entitled to notice of any regular or special meeting or of any action to be taken by the corporation, such meeting shall be held or such action may be taken without the giving of such notice, provided every shareholder or director entitled to such notice in writing waives the requirements of these Bylaws in respect thereto. Any notice of the annual or any special shareholders' meeting may be waived by a shareholder by submitting a signed waiver either before or after the meeting, or by the shareholder's attendance without objection at such meeting. Pursuant to Section 78.320(4) of the Act, any shareholder may attend and participate in an annual or special meeting of the shareholders by telecommunication by which all persons participating in the meeting can hear each other.


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    6. Record Date. For the purpose of determining the shareholders  entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, and in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for an extended period but not to exceed in any case sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and in the case of a meeting of the shareholders, not less than ten (10) days prior to the date on which the particular action requiring action such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to

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vote at any meeting of  shareholders  has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

    7. Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. Every proxy must be dated and signed by the shareholder or his attorney in fact. No proxy shall be valid after the expiration of six (6) months from the date of its execution, unless, as provided in such proxy, it is coupled with an interest or the shareholder specifies the length of time for which it is to continue in force, which may not exceed 7 years from the date of its creation. Every proxy shall be revocable at the pleasure of the shareholder executing it, except where an irrevocable proxy is permitted by statute.

    8. Quorum. The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote thereat shall be necessary to constitute a quorum for the transaction of business at all meetings of the shareholders. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present and personally represented by proxy, shall have

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the power to adjourn  the  meeting to a future  date at which a quorum  shall be present or represented without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. A meeting at which a quorum is initially present may continue to transact business, not withstanding the withdrawal of certain shareholders representing enough shares to leave less than a quorum remaining. Such transacted business shall become the act of the corporation if it is approved by at least a majority of the required quorum for that meeting.

    9. Voting of Shares. A shareholder entitled to vote at a meeting may vote at such meeting in person or by proxy except as otherwise provided by law or the Certificate of Incorporation. Every shareholder shall be entitled to one (1) vote for each share standing in his or her name on the corporation's record of shareholders as of the record date. Except as herein or in the Certificate of Incorporation or by statute otherwise provided, all corporate action shall be determined by vote of a majority of the votes cast at a meeting of the shareholders at which a quorum is present by the holders of shares entitled to vote thereon.

    10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy of such other corporation as the bylaws of such corporation may prescribe or, in the absence of such provision,

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as the Board of Directors of such other  corporation may determine.  Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of the receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. The shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of its own stock belonging to the corporation, treasury shares, or shares of its own stock held by the corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

    11.  Action Without Meeting by Consent of Required Majority.
Pursuant to all of the provisions of Section 78.320(2) and (3) of the Act, whenever a provision of statute or of the Certificate of Incorporation, or whenever by these Bylaws the vote of

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shareholders  is  required  or  permitted  to be taken at a meeting  thereof  in connection with any corporate action, the meeting and the vote of shareholders may be dispensed with if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or to take the action at a meeting at which all shares entitled to vote thereon were present and voted. In no instance where action is authorized by written consent need a meeting of shareholders be called or notice given. The written consent must be filed with the minutes of the shareholders' meeting.

                                  ARTICLE III

                               BOARD OF DIRECTORS

    1. Number and Qualifications. The number of directors, all of whom shall be of age eighteen (18) years or older, of the corporation shall be not less than one (1) nor more than thirteen (13). The number of directors within this range may be fixed or changed from time to time by resolution of the directors. Directors need not be shareholders of the corporation nor residents of the State of Nevada. The shareholders may change the number of directors by amending the Bylaws.

    2. Manner of Election. The directors shall be elected at the annual meeting of the shareholders by a majority of the votes in favor of each director to be elected except as otherwise prescribed by statute. There shall be no cumulative voting for directors. Each shareholder entitled to vote at the election of

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directors  has the  right to cast all of the  votes to which  the  shareholder's shares are entitled for as many persons as there are directors to be elected and for whose election the shareholder has the right to vote.

    3. Term of Office. The term of the office of each director shall be until the next annual meeting of the shareholders and until his or her successor has been duly elected and has qualified.

    4. Duties and Powers. The Board of Directors shall have under their direction the control and management of the affairs and business of the corporation. The directors shall in all cases act as a board, regularly convened, and in the transaction of business the act of a majority present at a meeting, except as otherwise provided by law or by the Certificate of Incorporation, shall be the act of the board, provided a quorum is present. Notwithstanding the foregoing, the directors may take action without a meeting if, before or after the action, all members of the board consent to the action in a writing signed by all the members of the board or committee pursuant to
Section 78.315 of the Act. Such written consent shall be filed with the minutes of the board meeting. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with law or the Certification of Incorporation or these Bylaws.


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    5. Regular  Meetings.  A regular  meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, within the United States, for the holding of additional regular meetings without other notice than such resolution. Members of the Board of Directors may participate in a board meeting by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Such participation constitutes presence in person at the meeting.

    6. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, within the United States, as the place for holding any such special meeting of the Board of Directors.

    7. Notice of Meetings. No notice need be given of any regular meeting of the board. Notice of special meetings shall be served upon each director in person or by mail addressed to him or her at his or her last known post office address, at least two (2) days prior to the date of such special meeting, specifying the time and place of the meeting and the business to be transacted thereat. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed with the postage prepaid thereon. Any director may

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waive notice of any meeting by a signed writing. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, provided such objection is made by such director at the beginning of the special directors' meeting.

    8. Quorum. At any meeting of the Board of Directors, the presence of a majority of the board shall be necessary to constitute a quorum for the transaction of business. However, should a quorum not be present a lesser number may adjourn the meeting to some further time, not more than seven (7) days later, without further notice.

    9. Voting. At all meetings of the Board of Directors, each director shall have one (1) vote irrespective of the number of shares that any director may hold.

    10. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, may be paid a fixed sum for attendance at such meeting of the Board of Directors, or may be paid a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

    11. Vacancies. Any vacancy occurring in the Board of Directors by death, resignation or otherwise shall be filled promptly by majority vote of the remaining directors at a special

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meeting which shall be called for that purpose within thirty (30) days after the occurrence of the vacancy. The director thus chosen shall hold office for the unexpired term of his predecessor and the election and qualification of his successor. Where a vacancy is required to be filled by reason of an increase in the number of directors by shareholder action, then the vacant directorship(s) shall be filled by majority vote of the shareholders at the meeting at which the increased number of directorships is approved.

    12. Removal of Directors. Any director may be removed either with or without cause, at any time, by a vote of a majority of the shareholders who are entitled to vote for the election of the directors sought to be removed, at any special meeting called for that purpose, or at the annual meeting. Where a director is removed by the shareholders, then the vacant directorship shall be filled by the shareholders at the meeting at which the director or directors are so removed. Except as otherwise prescribed by statute, a director may be removed for cause by vote of a majority of the entire board. In such event the Board of Directors shall choose a new director to fill such vacancy.

    13. Resignation. Any director may resign his office at any time. Such resignation shall be made in writing and shall take effect immediately without acceptance.

                                   ARTICLE IV

                                    OFFICERS


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    1. Officers and Qualifications.  The officers of the corporation shall be at a minimum a president, a secretary and a treasurer. There may also be such other officers as the Board of Directors may determine including, but not limited to, one (1) or more vice presidents, assistant secretaries and assistant treasurers. Any two (2) or more offices, except the offices of president and secretary, may be held by the same natural person.

    2. Election. All officers of the corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders.

    3. Term of Office. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his or her death, or until he or she shall resign or shall have been removed in the manner as hereinafter provided. An officer or agent elected or appointed by the Board of Directors may be removed either with or without cause by the vote of a majority of the Board of Directors whenever, in the board's judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed.

    4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

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    5.   Duties of Officers.  The duties and powers of the
officers of the corporation shall be as follows and as shall hereafter be set by resolution of the Board of Directors:

                                   PRESIDENT

         A. The president shall be the principal executive officer of the corporation, shall be subject to the control of the Board of Directors, and shall in general supervise and control all of the business affairs of the corporation. He or she shall, when present, preside at all meetings of the shareholders and of the Board of Directors.

         B. He or she shall present at each annual meeting of the shareholders and directors a report of the condition of the business of the corporation.

         C. He or she shall cause to be called regular and special meetings of the shareholders and directors in accordance with the requirements of the statute and of these Bylaws.

         D. He or she shall appoint, discharge and fix the compensation of all employees and agents of the corporation other than the duly elected officers, subject to the approval of the Board of Directors. He or she shall sign and execute, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, all contracts in the name of the corporation, and all notes, drafts or other orders for payment of money, any deed, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof

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shall be  expressly  delegated  by the Board of  Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.

         E. He or she shall sign and execute, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates representing shares of the corporation.

         F. He or she shall cause all books, reports, statements and certificates to be properly kept and filed as required by law.

         G. He or she shall enforce these Bylaws and perform all the duties incident to his or her office and which are required by law, and, generally, he or she shall supervise and control the business and affairs of the corporation and perform such other duties as may be prescribed by the Board of Directors from time to time.

                                 VICE PRESIDENT

    During the absence or incapacity of the president, the vice president in order of seniority of election shall perform the duties of the president, and when so acting, he or she shall have all the powers and be subject to all the responsibilities of the office of president and shall perform such other duties and functions as the board may from time to time prescribe.

                                   SECRETARY


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         A.   The secretary shall keep the minutes of the
meetings of the Board of Directors and of the shareholders in appropriate books.

         B. He or she shall attend to the giving of notice of special meetings of the Board of Directors and of all the meetings of the shareholders of the corporation.

         C. He or she shall be custodian of the records and seal of the corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.

         D. He or she shall keep in the principal office of the corporation a book or record containing the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their places of residence, the number and class of shares held by them respectively, and the dates when they respectively became owners of record thereof. He shall keep such book or record and the minutes of the proceedings of its shareholders open daily during the usual business hours, for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records. At the request of the person entitled to an inspection thereof, he shall prepare and make available a current list of the officers and directors of the corporation and their resident addresses.

         E. He or she shall sign all certificates representing shares and affix the corporate seal thereto.


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         F.   He or she shall attend to all correspondence and
present to the Board of Directors at its meetings all official communications received by him or her.

         G. He or she shall perform all the duties incident to the office of secretary of the corporation and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

                                   TREASURER

         A. The treasurer shall have the care and custody of and be responsible for all the funds and securities of the corporation, and shall deposit such funds and securities in the name of the corporation in such banks or safe deposit companies as the Board of Directors may designate.

         B. He or she shall make, sign and endorse in the name of the corporation all checks, drafts, notes and other orders for payment of money, and pay out and dispose of such under the direction of the president or the Board of Directors.

         C. He or she shall keep at the principal office of the corporation accurate books of account of all its business transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the corporation during business hours.

         D. He or she shall render a report of the condition of the finances of the corporation at each regular meeting of the Board of Directors and at such other times as shall be required

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of him or her, and he or she shall make a full financial report at the annual meeting of the shareholders.

         E. He or she shall further perform all duties incident to the office of treasurer of the corporation and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

         F. If required by the Board of Directors, he or she shall give such bond as the Board shall determine appropriate for the faithful performance of his or her duties.

                                 OTHER OFFICERS

    Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

    6. Vacancies. All vacancies in any office shall be filled promptly by the Board of Directors, either at regular meetings or at a meeting specially called for that purpose.

    7. Compensation of Officers. The officers shall receive their salary or compensation as may be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.


                                   ARTICLE V

                Officers' and Directors' Contracts

         No contract or other transaction between this corporation and any other corporation, limited liability company, association, partnership or business shall be affected by the

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fact  that a  director,  officer,  member,  manager  or  partner  of such  other corporation, limited liability company, association, partnership or business, and any director or officer, individually or jointly, may be a party to, or may be interested in, any business, partnership, association, limited liability company, corporation or transaction of this corporation or in which this corporation is interested; and no contract or other transaction of this corporation with any person, firm, partnership, limited liability company, or corporation shall be affected by the fact that any director or officer of this corporation is a party to, or is interested in, such contract, act, or transaction or in any way connected with such person, firm, partnership, association, limited liability company, or corporation, and every person, who may become a director or officer of this corporation, is hereby relieved from liability that might otherwise exist from contracting with the corporation for the benefit of himself or any person, firm, association, partnership, limited liability company or corporation in which he may be in any way interested, provided said director or officer acts in good faith.

                                   ARTICLE VI

              CONTRACTS, NOTES, CHECKS AND DEPOSITS

    1. General. The execution of all bills payable, notes, checks, drafts, warrants or other negotiable instruments of the corporation shall be made in the name of the corporation and shall be signed by such officer or officers as the Board of

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Directors shall from time to time by resolution  direct.  No officer or agent of the corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the corporation, or contract or cause to be contracted any debt or liability in the name and on behalf of the corporation, except as herein expressly prescribed and provided.

    2. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and to deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances.

    3. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

    4. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

    5. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of

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the  corporation in such banks,  trust  companies or other  depositories  as the
Board of Directors may select.

                                  ARTICLE VII

            CERTIFICATES FOR SHARES AND THEIR TRANSFER

    1. Certificates. The shares of the corporation shall be represented by certificates prepared by the Board of Directors and signed by the president or the vice president, and by the secretary or an assistant secretary, and sealed with the seal of the corporation or a facsimile. Subject to the restrictions of and to the extent allowed by Section 78.235 of the Act, countersigned certificates may have facsimile signatures. The certificates shall be numbered consecutively and in the order in which they are issued; they shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name and address of the person to whom the shares represented by such certificate are issued, the number and class or series of such shares, and the date of issue. Each certificate shall state the registered holder's name, the number and class of shares represented thereby, the date of issue, the par value of such shares, or that they are without par value. Certificates of shares of the corporation may also be in such other form as shall be determined by the Board of Directors hereafter. All certificates of shares of the corporation surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been

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surrendered and cancelled,  except in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

    2. Subscriptions. Subscriptions to the shares shall be paid at such times and in such installments as the Board of Directors may determine. If default shall be made in the payment of any installment as required by such resolution, the board may declare the shares and all previous payments thereon forfeited for the use of the corporation, in the manner prescribed by statute.

    3. Transfer of Shares. Transfer or assignment of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and only upon surrender for cancellation of the certificate for such shares duly and properly endorsed. The corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto. The person in whose name the shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

    4. Returned Certificates. All certificates for shares changed or returned to the corporation for transfer shall be

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marked by the  secretary  "Cancelled",  with the date of  cancellation,  and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.

                                  ARTICLE VIII

                                   DIVIDENDS

    The Board of Directors at any regular or special meeting may declare dividends payable out of the surplus of the corporation, whenever in the exercise of its discretion it may deem such declaration advisable. Such dividends may be paid in cash, property, or shares of the corporation.

                                   ARTICLE IX

                                      SEAL

    The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal". It may be affixed in such manner and on such occasion as deemed advisable by the Board of Directors.

                                   ARTICLE X

                                WAIVER OF NOTICE

    Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Act pursuant to Sections 706, 823, and other Sections of the Act, then a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

               Restrictions on Transfers of Shares

         No Shareholder shall have the right or power to pledge, sell or otherwise dispose of or encumber any shares of stock in this corporation without prior approval of the Board of Directors or without first offering such shares for sale to the corporation. Such offer shall be made in writing, signed by the shareholder, and mailed or delivered to the corporation at its principal place of business, and may be accepted by the corporation at any time within thirty
(30) days from the date of mailing or delivery.

         In the event the corporation fails to purchase said stock within the thirty-day period, then the other stockholders of record, at the time thereof, shall have the right to purchase said stock on the same terms and conditions as those available to the corporation, and may elect to so purchase within thirty
(30) days after the expiration of the first thirty-day period. Should less than all of the remaining shareholders desire to exercise their right of purchase, those so desiring shall be allowed to purchase all of the selling shareholder's stock so offered for sale in the proportion that the total shares then owned by each respective buyer bears to the total number of shares of all such buyers. On expiration of the second thirty-day period, any such stock not so disposed of may be sold or disposed of by the selling shareholder upon such terms and conditions as he or she shall select, except that said shareholder may not sell or dispose of his stock to third parties upon terms and conditions more favorable than first offered to the corporation and other shareholders under this Article.

         This provision shall also be binding upon any executor, administrator, or other personal representative of any shareholder in case of the sale or pledge of any share or shares of such stock by such executor, administrator, or other legal representative, and reference to this provision shall be embodied in writing, printed or stamped upon each certificate of stock and this provision shall be part thereof, whether such stock was acquired by will or otherwise.

         The  shareholders  may,  by  agreement,   establish  other  conditions,
limitations, or requirements relating to the sale and/or transfer of shares.

                                  ARTICLE XII

                                   AMENDMENTS

    The corporation's Articles of Incorporation may be amended, altered, repealed, or added to according to the provisions of Section 78.390 of the Act. These Bylaws may be amended, altered, repealed or added to by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of any director at an annual meeting or at a special meeting called for that purpose, provided that a written notice of such meeting shall have been sent to each shareholder as required by these

Bylaws, which notice shall state the amendments, alterations, additions or other changes which are proposed to be made in such Bylaws. Only such changes shall be made as have been specified in the notice. The Bylaws may also be altered, amended, repealed or new Bylaws adopted by majority of the entire Board of Directors at a regular or special meeting of the board. However, any Bylaws adopted by the board may be altered, amended or repealed by the shareholders.

    DATED this  8th day of June, 1995.
               -----

                             PCT HOLDINGS, INC.


                             By: ROGER P. VALLO
                                 --------------------------------
                            Its: Secretary